Exhibit 24.1

SG MORTGAGE SECURITIES, LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Governor Tipton and John B. Maclay as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of SG Mortgage Securities, LLC (“the Registrant”)), to sign this Registration Statement on Form S-3 (including any pre-effective amendments) and any or all amendments thereto (including post-effective amendments) of the Registrant under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/S/ ARNAUD DENIS Arnaud Denis	Manager and President (Principal Executive Officer)	February 21, 2006

/S/ ABNER FIGUEROA Abner Figueroa	Vice President and Chief Financial Officer (Principal Financial Officer)	February 21, 2006

/S/ TONY TUSI Tony Tusi	Treasurer and Controller (Principal Accounting Officer)	February 21, 2006

/S/ ORLANDO FIGUEROA Orlando Figueroa	Independent Manager	February 21, 2006